Exhibit 99.1

MIVA, Inc.

Press Release

U.S. MIVA Investor Relations Contact
Peter Weinberg
peter.weinberg@miva.com
(239) 561-7229

MIVA Announces Third Quarter 2006 Results

FORT MYERS, Fla. – November 8, 2006 – MIVA, Inc. (NASDAQ: MIVA), today reported financial results for the third quarter ended September 30, 2006.

Third Quarter 2006 Financial Results Summary:

•	Revenue of $43.3 million, up 4% sequentially;

•	GAAP net loss of $(0.15) per diluted share or $4.6 million;

•	Adjusted EBITDA(1) loss of $1.2 million;

•	Adjusted net loss(1) of $(0.09) per diluted share; and

•	Cash, cash equivalents and short-term investments at September 30, 2006, of approximately $32.7 million, compared to $36.9 million at June 30, 2006.

“We are making progress towards our goal for stabilizing cash and returning to positive operating margins, and we believe our third quarter results reflect incremental improvement against our course-correcting steps,” said Peter Corrao, chief executive officer of MIVA. “The upside to our revenue expectations was due primarily to early traction in our Precision Network initiative, an optimization program for delivering more precise matching of advertiser and traffic characteristics along specific categories. On the cost side, we have identified additional sources of savings, and we are committed to reducing our annualized cash operating expenses over the first half of 2007 to achieve our longer-term goal for stabilizing cash and returning to positive operating margins.”

Third Quarter Results

Revenue was $43.3 million in Q3 2006, compared to revenue of $41.4 million in Q2 2006.

GAAP net loss was $4.6 million, or $(0.15) per diluted share in Q3 2006. This compares to GAAP net loss of $73.0 million, or $(2.29) per diluted share in Q2 2006, which includes a $63.7 million non-cash impairment charge.

Adjusted net loss, was $(0.09) per diluted share in Q3 2006, compared to Adjusted net loss of $(0.27) per diluted share in Q2 2006.

Operating expenses, excluding the non-cash stock compensation charge of $1.1 million, were $23.5 million in Q3 2006, which includes $0.7 million in project-based consulting fees and $0.8 million of non-cash benefit from certain non-recurring European business tax reimbursements recorded during the quarter. This compares to $24.8 million in Q2 2006, excluding the non-cash impairment charge of $63.7 million, non-cash stock compensation charge of $3.3 million and $2.5 million in cash severance charges related to the Company’s global restructuring and integration plan.

Adjusted EBITDA was a loss of $1.2 million in Q3 2006, which includes $0.7 in project-based consulting fees and excludes $0.8 million to offset a non-cash benefit from certain non-recurring European business tax reimbursements recorded during the quarter. This compares to an Adjusted EBITDA loss of $3.6 million in Q2 2006, which includes $2.5 million in cash severance charges.

Amortization expense in Q3 2006 was $1.5 million, compared to $2.3 million for Q2 2006. Amortization expense in Q3 2006 included $0.6 million for acquired intangible assets and $0.9 million for capitalized and purchased software.

Cash and cash equivalents decreased by $4.2 million for the three months ended September, 30, 2006. In addition to the cash impact from operating losses, uses of cash included capital expenditures of $2.4 million, share repurchases of $0.6 million and severance payments of $0.3 million.

(1) MIVA believes that “Adjusted EBITDA” and “Adjusted net income/loss” provide meaningful measures for comparison of the Company’s current and projected operating performance with its historical results due to the significant increase in non-cash amortization that began in 2004 primarily due to certain intangible assets resulting from mergers and acquisitions, and the commencement in the first quarter of 2006 of expensing stock options granted to employees. MIVA defines Adjusted EBITDA as EBITDA (earnings before interest, income taxes, depreciation, and amortization) plus non-cash compensation expense and plus or minus certain identified revenues or expenses that are not expected to recur or be representative of future ongoing operation of the business. MIVA uses Adjusted EBITDA as an internal measure of its business and believes it is utilized as an important measure of performance by the investment community. MIVA sets goals and awards bonuses in part based on performance relative to Adjusted EBITDA. MIVA defines Adjusted net income/loss as net income/loss plus amortization, plus non-cash compensation expense and plus or minus certain identified revenues or expenses that are not expected to recur or be representative of future ongoing operation of the business, in each case including the tax effects (if any) of the adjustment. MIVA believes the use of these measures does not lessen the importance of GAAP measures.

Business Outlook

In connection with the Company’s longer-term goal to stabilize cash and return to positive operating margins, the Company has identified additional sources of savings and expects to further reduce its annualized cash operating expenses over the first half of 2007.

To address revenue consistency and lessen its reliance on third-party sources of traffic, the Company expects to continue developing its primary traffic business. In Q3 2006, MIVA Direct, the Company’s consumer-focused business, represented 22% of total revenue.

Given the Company’s limited operating history with the Precision Network program and its ongoing transition into primary traffic, the Company is forecasting fourth quarter revenue and Adjusted EBITDA marginally below its third quarter results.

For the three months ended December 31, 2006, the Company expects cash and cash equivalents to remain relatively neutral with the $32.7 million recorded as of September 30, 2006, before giving effect to $1.0 million in cash severance payments to certain former executives.

Third Quarter Metrics by Business

Beginning with Q3 2006, the Company intends to report the following metrics on an ongoing basis to provide better insight into its business.

Business	Revenue (Mil.)	Paid clicks (Mil.)	Gross Margin	TAC (Net)

Media U.S.	$17.2	240	32%	62%

Media E.U.	$16.2	70	35%	59%

Direct(2)	$9.4	—	91%	—

Small Business/Other	$0.5	—	89%	—

Consolidated	$43.3	310	47%	60%

(2) MIVA Direct’s gross margin excludes advertising spend of $6.1 million, which is included in operating expenses within the marketing, sales and service line.

Management Conference Call

Management will participate in a conference call to discuss the full results for the Company on November 8, 2006, at approximately 5:00 p.m. ET. The conference call will be simulcast on the Internet at http://ir.miva.com/medialist.cfm.

A replay of the conference call will be available on the investor relations area of MIVA’s website at http://ir.miva.com/medialist.cfm. Interested parties may email questions in advance to Peter Weinberg, MIVA’s vice president of Investor Relations, at peter.weinberg@miva.com.

About MIVA®, Inc.

MIVA (NASDAQ:MIVA) is a leading online advertising network, dedicated to helping businesses grow. MIVA connects millions of buyers with sellers at exactly the right place and time. MIVA delivers qualified leads to advertisers, helps maximize revenue for partners, facilitates commerce for online merchants and provides relevant information to customers. The Company operates in North America and Europe.

Forward-looking Statements

This press release contains certain forward-looking statements that are based upon current expectations and involve certain risks and uncertainties within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. Words or expressions such as "plan," "intend," "believe" or "expect'" or variations of such words and similar expressions are intended to identify such forward-looking statements.  These forward-looking statements are not guarantees of future performance and are subject to risks, uncertainties, and other factors, some of which are beyond our control and difficult to predict and could cause actual results to differ materially from those expressed or forecasted in the forward-looking statements, including without limitation, the potential that the information and estimates used to predict anticipated revenues and expenses were not accurate; the risks associated with the fact that we have material weaknesses in our internal control over financial reporting that may prevent us from being able to accurately report our financial results or prevent fraud; the risk that we have in the past and may in the future incur goodwill impairment charges that materially adversely affect our earnings and our operating results; the potential that demand for our services will decrease; the risk that we will not be able to continue to enter into new online marketing relationships to drive qualified traffic to our advertisers; the risk that our distribution partners will use unacceptable means to obtain users or that we will need to remove traffic generated by distribution partners; risks associated with our ability to compete with competitors and increased competition for distribution partners; political and global economic risks attendant to our business; risks associated with legal and cultural pressures on certain of our advertiser’s service and/or product offerings; other economic, business and competitive factors generally affecting our business; the risk that operation of our business model infringes upon intellectual property rights held by others; our reliance on distribution partners for revenue generating traffic; risks associated with maintaining an international presence; difficulties executing integration strategies or achieving planned synergies with acquired businesses and private label initiatives; the risk that we will not be able to effectively achieve ongoing growth or return to profitability; the risk that new technologies could emerge which could limit the effectiveness of our products and services; risks associated with the operation of our technical systems, including system interruptions, security breaches and damage; risks associated with Internet security, including security breaches which, if they were to occur, could damage our reputation and expose us to loss or litigation; risks relating to regulatory and legal uncertainties, both domestically and internationally. Additional key risks are described in MIVA's reports filed with the U.S. Securities and Exchange Commission, including the Form 10-K for fiscal 2005 and its most recent Form 10-Q. MIVA undertakes no obligation to update the information contained herein.

Non-GAAP Financial Measures

This press release includes discussion of additional financial measures “Adjusted EBITDA” and “Adjusted Net Income,” which are not considered generally accepted accounting principle (GAAP) measures by the Securities and Exchange Commission, and may differ from non-GAAP financial measures used by other companies. The presentation of this financial information is not intended to be considered in isolation or as a substitute for the financial information prepared and presented in accordance with GAAP. MIVA provides reconciliations of these two financial measures to GAAP measures in its press releases regarding actual financial results. A reconciliation of these two financial measures to net income and net income per share for the nine months ended September 30, 2006 included in this press release is set forth below.

®Registered trademark of MIVA, Inc.

All other marks properties of their respective companies.

# # #

MIVA, Inc.
Consolidated Statements of Operations
(in thousands, except per share data)

	Three Months Ended Sept 30th, 2006	Three Months Ended Sept 30th, 2005	Nine Months Ended Sept 30th, 2006	Nine Months Ended Sept 30th, 2005

	(unaudited)	(unaudited)	(unaudited)	(unaudited)
Revenues	$43,258	$44,687	$129,092	$151,665
Cost of services	23,050	22,802	65,895	79,904

Gross profit	20,208	21,885	63,197	71,761

Operating expenses
Marketing, sales, and service	11,800	8,879	37,506	25,928
General and administrative	8,968	7,949	31,585	28,813
Product development	2,311	2,984	6,908	7,281
Amortization	1,452	2,160	5,904	6,077
Impairment loss on goodwill and other intangible assets	—	4,293	63,680	123,188
Patent litigation settlement	—	—	—	8,000
Gain on sale of business	—	(631)	—	(631)

Total operating expenses	24,531	25,634	145,583	198,656

Income (loss) from operations	(4,323)	(3,749)	(82,386)	(126,895)
Interest income, net	200	168	573	447
Exchange rate gain (loss)	(16)	(18)	74	(153)

Income (loss) before provision for income taxes	(4,139)	(3,599)	(81,739)	(126,601)

Income tax expense (benefit)	448	(127)	(351)	(1,096)

Net loss	$(4,587)	$(3,472)	$(81,388)	$(125,505)

Net income (loss) per share
Basic	$(0.15)	$(0.11)	$(2.59)	$(4.09)

Diluted	$(0.15)	$(0.11)	$(2.59)	$(4.09)

Weighted-average number of common shares outstanding
Basic	31,585	30,821	31,434	30,712

Diluted	31,585	30,821	31,434	30,712

	Three Months Ended September 30, 2006	Three Months Ended June 30, 2006	Three Months Ended March 31, 2006

	(unaudited)	(unaudited)	(unaudited)

Revenues	$43,258	$41,422	$44,412
Cost of services	23,050	21,413	21,432

Gross profit	20,208	20,009	22,980

Operating expenses
Marketing, sales, and service	11,800	13,801	11,905
General and administrative	8,968	12,178	10,439
Product development	2,311	2,373	2,224
Amortization	1,452	2,258	2,194
Impairment loss on goodwill and other intangible assets	—	63,680	—

Total operating expenses	24,531	94,290	26,762

Income (loss) from operations	(4,323)	(74,281)	(3,782)
Interest income, net	200	207	166
Exchange rate gain (loss)	(16)	67	23

Income (loss) before provision for income taxes	(4,139)	(74,007)	(3,593)

Income tax expense (benefit)	448	(1,026)	227

Net loss	$(4,587)	$(72,981)	$(3,820)

Net income (loss) per share
Basic	$(0.15)	$(2.29)	$(0.12)

Diluted	$(0.15)	$(2.29)	$(0.12)

Weighted-average number of common shares outstanding
Basic	31,585	31,830	31,188

Diluted	31,585	31,830	31,188

MIVA, Inc.
Reconciliations to Consolidated Statements of Operations
(in thousands, except per share data)

Additional information:	Three Months Ended September 30, 2006	Three Months Ended September 30, 2005	Nine Months Ended September 30, 2006	Nine Months Ended September 30, 2005

	(unaudited)	(unaudited)	(unaudited)	(unaudited)
Adjusted EBITDA	$(1,231)	$4,041	$(4,364)	$14,293

Adjusted net income (loss)	$(2,848)	$1,284	$(12,355)	$5,415

Adjusted net income (loss) per share	$(0.09)	$0.04	$(0.39)	$0.17

	Three Months Ended September 30, 2006	Three Months Ended June 30, 2006	Three Months Ended March 31, 2006

	(unaudited)	(unaudited)	(unaudited)
Additional information:

Adjusted EBITDA	$(1,231)	$(3,604)	$471

Adjusted net income (loss)	$(2,848)	$(8,584)	$(923)

Adjusted net income (loss) per share	$(0.09)	$(0.27)	$(0.03)

	Three Months Ended September 30, 2006	Three Months Ended September 30, 2005	Nine Months Ended September 30, 2006	Nine Months Ended September 30, 2005

	(unaudited)	(unaudited)	(unaudited)	(unaudited)
Reconciliation of Net Income (Loss) to Adjusted EBITDA
Net income (loss)	$(4,587)	$(3,472)	$(81,388)	$(125,505)
Interest income, net and exchange rate gain/(loss)	(184)	(150)	(647)	(294)
Taxes	448	(127)	(351)	(1,096)
Depreciation	1,353	1,337	4,092	3,923
Amortization	1,452	2,160	5,904	6,077

EBITDA	(1,518)	(252)	(72,390)	(116,895)

Impairment loss on goodwill and other intangible assets	—	4,293	63,680	123,188
Patent litigation	—	—	—	8,000
Non-cash stock compensation charge	1,071	—	6,040	—
Gain on lease termination	—	—	(910)	—
Non-cash European business tax reimbursements	(784)	—	(784)	—

Adjusted EBITDA	$(1,231)	$4,041	$(4,364)	$14,293

	Three Months Ended September 30, 2006	Three Months Ended June 30, 2006	Three Months Ended March 31, 2006

	(unaudited)	(unaudited)	(unaudited)
Reconciliation of Net Income (Loss) to Adjusted EBITDA
Net income (loss)	$(4,587)	$(72,981)	$(3,820)
Interest income, net and exchange rate gain	(184)	(274)	(189)
Taxes	448	(1,026)	227
Depreciation	1,353	1,392	1,347
Amortization	1,452	2,258	2,194

EBITDA	(1,518)	(70,631)	(241)

Impairment loss on goodwill and other intangible assets	—	63,680	—
Non-cash stock compensation charge	1,071	3,347	1,622
Gain on lease termination	—	—	(910)
Non-cash European business tax reimbursements	(784)	—	—

Adjusted EBITDA	$(1,231)	$(3,604)	$471

	Three Months Ended September 30, 2006	Three Months Ended September 30, 2005	Nine Months Ended September 30, 2006	Nine Months Ended September 30, 2005

	(unaudited)	(unaudited)	(unaudited)	(unaudited)
Reconciliation of Net Income (Loss) to Adjusted Net Income (Loss)
Net income (loss)	$(4,587)	$(3,472)	$(81,388)	$(125,505)
Impairment loss on goodwill and other intangible assets	—	4,293	63,680	123,188
Amortization	1,452	2,160	5,904	6,077
Patent litigation	—	—	—	8,000
Non-cash stock compensation charge	1,071	—	6,040	—
Gain on lease termination	—	—	(910)	—
Non-cash European business tax reimbursements	(784)	—	(784)	—
Tax effect of above adjustments	—	(1,697)	(4,897)	(6,345)

Adjusted net income (loss)	$(2,848)	$1,284	$(12,355)	$5,415

Adjusted net income (loss) per share	$(0.09)	0.04	$(0.39)	0.17
Shares used in per share calculation – basic / diluted (*)	31,585	32,015 *	31,434	32,305 *

	Three Months Ended September 30, 2006	Three Months Ended June 30, 2006	Three Months Ended March 31, 2006

	(unaudited)	(unaudited)	(unaudited)
Reconciliation of Net Income (Loss) to Adjusted Net Income (Loss)
Net income (loss)	$(4,587)	$(72,981)	$(3,820)
Impairment loss on goodwill and other intangible assets	—	63,680	—
Amortization	1,452	2,258	2,194
Non-cash stock compensation charge	1,071	3,347	1,622
Gain on lease termination	—	—	(910)
Non-cash European business tax reimbursements	(784)	—	—
Tax effect of above adjustments	—	(4,888)	(9)

Adjusted net income (loss)	$(2,848)	$(8,584)	$(923)

Adjusted net income (loss) per share	$(0.09)	$(0.27)	$(0.03)
Shares used in per share calculation – basic	31,585	31,830	31,188

MIVA, Inc.
Condensed Consolidated Balance Sheets
(in thousands, except par value)

ASSETS	September 2006	December 31, 2005

	(unaudited)
CURRENT ASSETS
Cash, cash equivalents & short-term investments	$32,672	$38,436
Accounts receivable, less allowance for doubtful accounts of $1,287
and $1,904 at September 30, 2006 and December 31, 2005, respectively	21,778	22,387
Deferred tax assets	340	1,140
Income tax receivable	1,041	7,105
Prepaid expenses and other current assets	1,722	1,263

Total current assets	57,553	70,331

PROPERTY AND EQUIPMENT – NET	17,333	17,019
INTANGIBLE ASSETS – NET	37,075	98,830
DEFERRED TAX ASSETS – NET	763	3,553
OTHER ASSETS	1,052	1,059

Total assets	$113,776	$190,792

LIABILITIES AND STOCKHOLDERS’ EQUITY

CURRENT LIABILITIES
Accounts payable and accrued expenses	$31,890	$33,311
Deferred revenue	3,276	3,469
Current portion of long-term debt	1,339	1,240
Other current liabilities	1,482	831

Total current liabilities	37,987	38,851

DEFERRED TAX LIABILITIES	—	3,636
LONG-TERM DEBT AND OTHER LONG-TERM LIABILITIES	717	1,792

Total liabilities	38,704	44,279

COMMITMENTS AND CONTINGENCIES

STOCKHOLDERS’ EQUITY
Preferred stock, $.001 par value; authorized,
500 shares; none issued and outstanding	—	—
Common stock, $.001 par value; authorized, 200,000
shares; issued 32,351 and 31,099, respectively;
outstanding 31,273 and 31,001, respectively	32	31
Additional paid-in capital	257,529	250,465
Treasury stock; 1,078 and 98 shares at cost, respectively	(4,090)	(1,093)
Accumulated other comprehensive income	4,644	(1,235)
Deficit	(183,043)	(101,655)

Total stockholders’ equity	75,072	146,513

Total liabilities and stockholders’ equity	$113,776	$190,792